EXHIBIT 10.12.3

Amendment No. 11 (the "Amendment") To
Employment Agreement (the "Employment Agreement") between
Ray Rodriguez ("Employee") and The Univision Network Limited Partnership ("Company")

Employee and Company agree to amend the Employment Agreement as follows:

        1.    Term.    The Term of the Employment Agreement is extended through December 31, 2007, unless earlier terminated in accordance with the provisions of the Employment Agreement.

        2.    Salary.    The annual Base Salary rate will be Eight Hundred Thousand Dollars ($800,000) for the annual period from January 1, 2007 through December 31, 2007.

        3.    Effective Date of Amendment.    Upon execution by Employee and Company, this Amendment will become effective as of December 31, 2004.

        4.    Other.    The Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York, and the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in New York, New York in any dispute arising from or in connection with this Employment Agreement. Except as provided in this Amendment, all other terms and conditions in the Employment Agreement will remain in full force and effect, and the Employment Agreement, as amended hereby, is ratified and confirmed.

THE UNIVISION NETWORK LIMITED PARTNERSHIP
	By:	/s/ ROBERT V. CAHILL Robert V. Cahill Secretary
/s/ RAY RODRIGUEZ Ray Rodriguez